                                                                    EXBIHIT 4.11

                                 EXECUTION COPY


                   AMENDED AND RESTATED STANDSTILL AGREEMENT


          This STANDSTILL AGREEMENT (this "Agreement") dated as of February 9,
                                           ---------
1999 among Wasserstein Perella Partners, L.P., a Delaware limited partnership ("WPLP"), Wasserstein Perella Offshore Partners, L.P., a Delaware limited
------
partnership ("WPOP"), WPPN, Inc., a Delaware corporation ("WPPN") and the
              ----                                         ----
Michael J. Biondi Voting Trust (together with WPPN, WPOP and WPLP, "WP"), Imax
                                                                    --
Corporation, a corporation organized under the laws of Canada (the "Company"),
                                                                    -------
Richard L. Gelfond ("Gelfond") and Bradley J. Wechsler ("Wechsler").
                     -------                             --------

          WHEREAS, WP is beneficial owner of common shares of the Company ("Common Shares");
---------------

          WHEREAS, certain of the parties hereto entered into a Standstill Agreement dated June 16, 1994 (the "1994 Standstill Agreement") and now desire
                                    -------------------------
to amend such agreement; and

          WHEREAS, contemporaneously herewith, WP, Gelfond, Wechsler and the Company are entering into a Second Amended and Restated Shareholders' Agreement (the "1999 Shareholders' Agreement") and the parties hereto are also entering
      ----------------------------
into a Registration Rights Agreement (the "1999 Registration Rights Agreement").
                                           ----------------------------------

          NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereto agree as follows:

SECTION 1.   COVENANTS OF WP.
             ---------------

              Prohibited Transactions Involving the Company.  WP agrees with the
              ---------------------------------------------
Company and Messrs. Gelfond and Wechsler that it will not, and will cause each "affiliate" "controlled" by WP, as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each
                                                      ------------
referred to herein as an "Affiliate") (whether or not such person or entity is
                          ---------
such an Affiliate or associate on the date hereof), not to, directly or indirectly:

          (i) make, or in any way participate in, directly or indirectly, any solicitation of proxies, or become a "participant" in any solicitation or "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act), with respect to the Company or any successor or seek to influence any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the voting of any voting securities of the Company or any successor;
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                                       2


          (ii) initiate, propose or otherwise solicit shareholders of the Company or any successor for the approval of one or more proposals submitted to the shareholders for a vote with respect to the Company or any successor;

          (iii) deposit any voting securities of the Company or any successor in a voting trust or subject any such voting securities to any agreement or arrangement with respect to the voting of such voting securities, other than any such trust, agreement or arrangement whereby WP or any Affiliate controlled by WP or employees of WP have the right to vote such securities and continue to be bound by this Agreement or other arrangements entered into for tax purposes whereby the party having the right to vote such securities agrees to be bound by the terms of this Agreement;

          (iv) acquire or affect, or attempt to acquire or affect, control of the Company or any successor or directly or indirectly participate in, or encourage the formation of, any group (within the meaning of Section 13(d)(3) of the Exchange Act) which owns or seeks to acquire beneficial ownership of voting securities of the Company or any successor, or to acquire or affect control of the Company or any successor;

          (v) except through normal procedures of the Board of Directors (the "Board") or the CEO Advisors (the "CEO Advisors"), so long as the CEO
     ------                             ------------
     Advisors shall remain in existence, of the Company or any successor, otherwise act, alone or in concert with others, to seek to control or to influence in any manner the management, Board, policies or affairs of the Company or any successor, or propose or seek to effect any form of business combination transaction with the Company, any successor or any Affiliate thereof or any restructuring, recapitalization or similar transaction with respect to any thereof; provided, however, that action taken by WP
                             --------  -------
     consistent with the terms of any engagement of WP as a financial advisor to the Company shall not be a breach of this Section 1(a)(v); or

          (vi) encourage or render advice to or make any recommendation or proposal to any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) to engage in any of the actions covered by clauses (i) through (v) of this Section l(a), or render advice with respect to voting securities of the Company or any successor, without the consent of the Company or any successor.

          Nothing herein shall restrict WP from acquiring any Common Shares of the Company unless, following such acquisition, WP is the beneficial owner of more than 15,900,000 Common Shares, as such number shall be adjusted to take into account any stock dividend, stock split, reverse stock split, recapitalization or other similar transaction after the date hereof.

          For purposes of this Agreement, the term "voting securities" shall mean (x) any securities which are entitled to vote generally in the election of directors of the Company or any successor, and (y) any options, warrants, rights or securities of the Company or any successor
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                                       3

which by their terms may be convertible into or exchangeable for any security described in clause (x) above.

          (b) Voting of Voting Securities.  WP agrees with the Company and
              ---------------------------
Messrs. Gelfond and Wechsler that it will, and will cause each Affiliate it controls to:

          (i) be present, in person or by proxy, at all meetings of shareholders of the Company or any successor, so that all voting securities beneficially owned by WP or any of its Affiliates may be counted for the purpose of determining the presence of a quorum at such meetings;

          (ii) vote or cause to be voted at any meeting of shareholders of the Company or any successor any voting securities owned by WP or any of its Affiliates in favor of each person nominated by the Board or any successor for election as a director of the Company or any successor; and

          (iii) not to vote or cause to be voted at any meeting of shareholders of the Company or any successor any voting securities owned by WP or any of its Affiliates in any way that is inconsistent with this Agreement or the 1999 Shareholders' Agreement.

          (c) Spin-Offs.  WP agrees with the Company and Messrs. Gelfond and
              ---------
Wechsler that it will not directly or indirectly make any Spin-Off (as hereinafter defined) of any voting securities held by it or transfer any voting securities to any Affiliate of WP, unless prior to the consummation of any such Spin-Off, the prospective transferees execute and deliver to the Company an agreement, in form and substance reasonably satisfactory to the Company, whereby such prospective transferees confirm that, with respect to the voting securities that are the subject of such transfer, they shall be deemed to be parties to this Agreement for the purposes of this Agreement and agree to be bound by all the terms of this Agreement. For purposes of this provision, "Spin-Off" means
                                                               --------
the transfer of voting securities by WP (a) to any of its partners in accordance with its respective partnership agreement as then in effect if any such partner or any of its Affiliates enter into any agreement with either, WP, any of its Affiliates or any other partner of such partnership or any Affiliate of such other partner with respect to the voting or transfer of such securities or (b) to any employee partnership of which WP or any of its Affiliates is the general partner, or of which any of their respective executive officers is the general partner or to any such executive officer.

SECTION 2.  CEO ADVISORS, ETC.
            -----------------

            (a) The Company, (i) shall cause there to no longer be CEO Advisors effective as of the date on which all of the WP Employee Designees (as defined in the 1999 Shareholders' Agreement) are elected as directors of the Company and
(ii) thereafter, shall not take any action to reestablish the role of the CEO Advisors as contemplated by Section 5.1 of the Bylaws.

          (b) Each of the Company, Gelfond, Wechsler and WP shall use its Best Efforts (as defined in the 1999 Shareholders' Agreement) to amend the Articles of Incorporation and By-law No. 1 of the Company as provided in Exhibit 2(b) as of the date on which all of the WP Employee Designees (as defined in the 1999 Shareholders' Agreement) are elected or appointed as directors of the Company. The Company shall, at its 1999 Annual Shareholders' Meeting, submit to the vote of its shareholders a resolution to amend the Company's Articles of Incorporation and a resolution to adopt a by-law each as provided in Exhibit 2(b), and each of WP, Gelfond and Wechsler shall use its Best Efforts (as defined in the 1999 Shareholders' Agreement), to cause such resolutions to be approved by such Shareholders, including, without limitation, voting and causing their Affiliates to vote all their Common Shares in favor of such resolutions.


SECTION 3.  REPRESENTATIONS AND WARRANTIES.
            ------------------------------

            Each of the Company, Gelfond, Wechsler and WP represents and warrants to the other parties to this Agreement that (a) it is duly authorized to execute and deliver, and to perform its obligations under, this Agreement;
(b) this Agreement has been duly executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) the execution and delivery of this Agreement by such party does not, and the performance by such party of its obligations hereunder will not (i) constitute a violation of, conflict with or result in a default under any contract, commitment, agreement, instrument, understanding, arrangement or restriction of any kind to which it is a party or by which it is bound or any judgment, decree or order applicable to it, or (ii) violate any provision of law applicable to it or require any consent or approval of, or filing with or notice to any public body or authority under any provision of law applicable to it.

SECTION 4.   TERM OF AGREEMENT.
             -----------------

             (a) This Agreement shall be effective from the date hereof and shall terminate on the earlier of (i) June 30, 2001, unless extended by WP pursuant to Section 4(b) below, and (ii) such date as WP and its Affiliates and any group of which they are a member shall beneficially own (as defined pursuant to Section 13(d) of the Exchange Act) less than 700,000 Common Shares (including the WP Shares); provided, however, if such ownership exceeds 700,000 at any time
                --------  -------
prior to June 30, 2001, then this Agreement shall immediately be reinstated.

             (b) WP may, from time to time, extend the term of this Agreement beyond June 30, 2001 for additional one year terms until March 1, 2004 upon written notice delivered to the Company and the GW Shareholders 10 business days prior to the expiration of the term (as it may be extended from time to time) of this Agreement.


SECTION 5.  MISCELLANEOUS.
            -------------

          (a) Specific Performance.  The parties hereto acknowledge that in the
              --------------------
event of any breach of the provisions of this Agreement, the nonbreaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that, in addition to any other remedy to which a party may be entitled at law or in equity, the obligations of the parties hereunder shall be specifically enforceable and no party shall take any action to impede the other from seeking to enforce such right of specific performance.

          (b) Binding Effect.  This Agreement shall inure to the benefit of and
              --------------
be binding upon the parties hereto and their directors, officers, heirs, legal representatives, successors and assigns.

          (c) Notices.  All notices, requests, claims, demands and other
              -------
communications hereunder shall be effective upon receipt, shall be in writing and shall be delivered in person, by telecopy, telegram or telex, or by mail (registered or certified mail, postage prepaid, return receipt requested) as follows:

          If to WPLP, WPOP, WPPN, or
          the Michael J. Biondi Voting Trust, to such party:

          c/o Wasserstein Perella Management Partners, Inc.
          31 West 52nd Street
          26th Floor
          New York, New York  10019
          Telecopier: (212) 969-7836
          Attention:  W. Townsend Ziebold


          with a copy to:

          Stikeman, Elliott
          Suite 5300
          Commerce Court West
          Toronto, Ontario
          M5L1B9
          Telecopier: (416) 947-0866
          Attention: Marvin Yontef/Mihkel Voore
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                                       6

          and a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          919 Third Avenue
          New York, NY 10022
          Telecopier: (212) 735-2000
          Attention: Robert Chilstrom/Avinash Ganatra

          If to the Company, to:

          Imax Corporation
          110 East 59th Street
          Suite 2100
          New York, New York  10022
          Telecopier: (212) 371-5510
          Attention:  Chief Executive Officer

          with a copy to:

          Imax Corporation
          2525 Speakman Drive
          Mississauga, Ontario
          L5K 1B1 Canada
          Telecopier: (905) 403-6468
          Attention: Corporate Secretary

          and a copy to:

          McCarthy Tetrault
          Suite 4700
          Toronto Dominion Bank Tower
          Toronto Dominion Centre
          Toronto, Ontario
          M5K IE6 Canada
          Telecopier: (416) 868-0673
          Attention:  Garth M. Girvan

          and a copy to:

          Shearman & Sterling
          599 Lexington Avenue
          New York, New York  10022
          Telecopier: (212) 848-7179
          Attention:  Peter D. Lyons

          If to Gelfond, to:

          Richard L. Gelfond
          2 Squabble Lane
          Southampton, New York 11969

          with a copy to:

          Shearman & Sterling
          599 Lexington Avenue
          New York, New York 10022
          Telecopier: (212) 848-7179
          Attention: Peter D. Lyons

          If to Wechsler, to:

          Bradley J. Wechsler
          88 East Mile Patent Road
          Bedford, New York 10506

          with a copy to:

          Shearman & Sterling
          599 Lexington Avenue
          New York, New York 10022
          Telecopier: (212) 848-7179
          Attention: Peter D. Lyons

or to such other address as either party may have furnished to the other in writing in accordance herewith.

          (d) Governing Law.  This Agreement shall be governed by, and construed
              -------------
in accordance with, the laws of the Province of Ontario and the laws of Canada without regard to principles of conflicts of laws.

          (e) Counterparts.  This Agreement may be executed and delivered
              ------------
(including by facsimile transmission) in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          (f) Entire Agreement; Amendment; Waiver.  This Agreement, together
              -----------------------------------
with the 1999 Shareholders' Agreement and the 1999 Registration Rights Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, whether oral or written, among the parties hereto with respect to the subject matter hereof, including, without limitation, the Shareholders' Agreement dated June 16, 1994 among the Company and certain of the parties hereto and the 1994 Standstill Agreement. No amendment or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by the Company Gelfond, Wechsler and WP in the case of an amendment or by the party which is the beneficiary of any such provision in the case of a waiver or a consent to departure therefrom. Any waiver by a party of a breach of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any other breach of such provision or any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.


                                    IMAX CORPORATION

                                    By /s/ John M. Davison
                                       -------------------
                                       Name:  John M. Davison
                                       Title: Director

                                    By /s/ Garth M. Girvan
                                       -------------------
                                       Name:  Garth M. Girvan
                                       Title: Director



                                    /s/ Richard L. Gelfond
                                    ----------------------
                                    Richard L. Gelfond



                                    /s/ Bradley J. Wechsler
                                    ------------------------
                                    Bradley J. Wechsler


                                    WASSERSTEIN PERELLA PARTNERS, L.P.

                                    By WASSERSTEIN PERELLA
                                       MANAGEMENT PARTNERS, INC.,
                                       its General Partner

                                       By  /s/ W. Townsend Ziebold
                                           -----------------------
                                           Name:  W. Townsend Ziebold
                                           Title:    Vice President

                                       WASSERSTEIN PERELLA
                                       OFFSHORE PARTNERS, L.P.

                                    By WASSERSTEIN PERELLA
                                       MANAGEMENT PARTNERS, INC.,
                                       its General Partner

                                       By  /s/ W. Townsend Ziebold
                                           -----------------------
                                           Name:  W. Townsend Ziebold
                                           Title:    Director

                                    WPPN, INC.

                                    By /s/ James C. Kingsbury
                                       ----------------------
                                       Name:  James C. Kingsbury
                                       Title: Treasurer and Secretary

                                    MICHAEL J. BIONDI VOTING TRUST


                                    By  /s/ James C. Kingsbury
                                        ----------------------
                                        Name:  James C. Kingsbury
                                        Title: Attorney-in-Fact